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                                                                    EXHIBIT 11.1

              STATEMENT RE: COMPUTATION OF PER SHARE INCOME (LOSS)


                                                                                              YEAR ENDED
                                                                                              DECEMBER 31
                                                                                      1995                     1996
                                                                                      ----                     ----
Net income (loss)                                                               $(3,131,059)               $   535,435

Reduction of interest expense                                                             -                    115,039

Interest income                                                                           -                    391,385
                                                                                -----------                -----------

Net income (loss) applicable to common stock
  and common stock equivalents                                                  $(3,131,059)               $ 1,041,859
                                                                                ===========                ===========

Weighted average shares of common stock
  outstanding                                                                     9,938,509                 17,037,203

Escrowed shares                                                                    (291,663)                  (291,663)

Weighted average effect of common stock
  equivalents                                                                             -                 18,942,191
                                                                                -----------                -----------

Net shares of common stock and common stock
  equivalents used in net income (loss) per share                                 9,646,846                 35,687,731
                                                                                ===========                ===========

Primary net income (loss) per share                                                   $(.32)                      $.03
                                                                                      ======                      ====